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                                       DISTRIBUTION AGREEMENT

Agreement made as of the 13th of November, 1996, by and between IDS Global Series, Inc. (the "Corporation"), a Minnesota corporation, for and on behalf of its underlying series funds: IDS Emerging Markets Fund, IDS Global Balanced Fund and IDS Innovations Fund (individually a "Fund" and collectively the "Funds"); and American Express Financial Advisors Inc., a Delaware corporation.

Part One:   DISTRIBUTION OF SECURITIES

(1) The Corporation covenants and agrees that, during the term of this agreement and any renewal or extension, American Express Financial Advisors Inc. shall have the exclusive right to act as principal underwriter for each Fund and to offer for sale and to distribute either directly or through any affiliate any and all shares of each class of common stock of the Funds.

(2) American Express Financial Advisors Inc. hereby covenants and agrees to act as the principal underwriter of each class of common stock of the Funds during the period of this agreement and agrees during such period to offer for sale such shares as long as such shares remain available for sale, unless American Express Financial Advisors Inc. is unable or unwilling to make such offer for sale or sales or solicitations therefor legally because of any federal, state, provincial or governmental law, rule or agency or for any financial reason.

(3) With respect to the offering for sale and sale of shares of each class to be issued by the Funds, it is mutually understood and agreed that such shares are to be sold on the following terms:

   (a) All sales shall be made by means of an application, and every application shall be subject to acceptance or rejection by the Corporation at its principal place of business. Shares are to be sold for cash, payable at the time the application and payment for such shares are received at the principal place of business of the Corporation.

   (b) No shares shall be sold at less than the asset value (computed in the manner provided by the respective Fund's currently effective Prospectus or Statement of Additional Information and the Investment Company Act of 1940, and rules thereunder). The number of shares or fractional shares to be acquired by each applicant shall be determined by dividing the amount of each accepted application by the public offering price of one share of the capital stock of the appropriate class as of the close of business on the day when the application, together with payment, is received by the Corporation at its principal place of business. The computation as to the number of shares and fractional shares shall be carried to three decimal points of one share with the computation being carried to the nearest 1/1000th of a share. If the day of receipt of the application and payment is not a full business day, then the asset value of the share for use in such computation shall be determined as of the close of business on the next succeeding full business day. In the event of a period of emergency, the computation of the asset value for the purpose of determining the number of shares or fractional shares to
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be acquired by the applicant may be deferred until the close of business on the first full business day following the termination of the period of emergency. A period of emergency shall have the definition given thereto in the Investment Company Act of 1940, and rules thereunder.

(4) The Corporation agrees to make prompt and reasonable effort to do any and all things necessary, in the opinion of American Express Financial Advisors Inc., to have and to keep the Funds and their shares properly registered or qualified in all appropriate jurisdictions and, as to shares, in such amounts as American
Express Financial Advisors Inc. may from time to time designate in order that the Funds' shares may be offered or sold in such jurisdictions.

(5) The Corporation agrees that it will furnish American Express Financial Advisors Inc. with information with respect to the affairs and accounts of the Funds, and in such form, as American Express Financial Advisors Inc. may from time to time reasonably require and further agrees that American Express Financial Advisors Inc., at all reasonable times, shall be permitted to inspect the books and records of the Funds.

(6) American Express Financial Advisors Inc. or its agents may prepare or cause to be prepared from time to time circulars, sales literature, broadcast material, publicity data and other advertising material to be used in the sales of shares issued by the Funds, including material which may be deemed to be a prospectus under rules promulgated by the Securities and Exchange Commission (each separate promotional piece is referred to as an "Item of Soliciting Material"). At its option, American Express Financial Advisors Inc. may submit any Item of Soliciting Material to the Corporation for its prior approval. Unless a particular Item of Soliciting Material is approved in writing by the Corporation prior to its use, American Express Financial Advisors Inc. agrees to indemnify the Corporation and its directors and officers against any and all claims, demands, liabilities and expenses which the Corporation or such persons may incur arising out of or based upon the use of any Item of Soliciting Material. The term "expenses" includes amounts paid in satisfaction of judgments or in settlements. The foregoing right of indemnification shall be in addition to any other rights to which the Corporation or any director or officer may be entitled as a matter of law. Notwithstanding the foregoing, such indemnification shall not be deemed to abrogate or diminish in any way any right or claim American Express Financial Advisors Inc. may have against the Corporation or its officers or directors in connection with the Funds' Registration Statement, Prospectus, Statement of Additional Information or other information furnished by or caused to be furnished by the Corporation.

(7) American Express Financial Advisors Inc. agrees to submit to the Corporation each application for shares immediately after the receipt of such application and payment therefor by American
Express Financial Advisors Inc. at its principal place or business.

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(8)     American Express Financial Advisors Inc. agrees to cause to be delivered to each person submitting an application a current prospectus or circular in the form required by the applicable federal laws or by the acts or statutes of any applicable state, province or country.

(9) The Funds shall have the right to extend to shareholders of each class of common stock the right to use the proceeds, of any cash dividend paid by the Corporation to that shareholder, to purchase shares of the same class at the net asset value at the close of business upon the day of purchase, to the extent set forth in the respective Fund's currently effective Prospectus or Statement of Additional Information.

(10) Shares of each class of common stock of the Funds may be offered and sold at their asset value to the shareholders of the same class of other funds in the IDS MUTUAL FUND GROUP who wish to exchange their investments in shares of the other funds in the IDS MUTUAL FUND GROUP to investments in shares of the Funds, to the extent set forth in the respective Fund's currently effective Prospectus or Statement of Additional Information, such asset value to be computed as of the close of business on the day of sale of such shares of the Funds.

(11)       American Express Financial Advisors Inc. and the
Corporation agree to use their best efforts to conform with all applicable state and federal laws and regulations relating to any rights or obligations under the term of this agreement.

Part Two:  ALLOCATION OF EXPENSES

Except as provided by any other agreements between the parties, American Express Financial Advisors Inc. covenants and agrees that during the period of this agreement it will pay or cause or be paid all expenses incurred by American Express Financial Advisors Inc., or any of its affiliates, in the offering for sale or sale of each class of the Funds' shares that is subject to the terms of this agreement.

Part Three:   COMPENSATION

(1) It is covenanted and agreed that American Express Financial Advisors Inc. shall be paid:

   (i) for a class of shares imposing a front-end sales charge, by the purchasers of shares in an amount equal to the difference between the total amount received upon each sale of shares issued by the Funds and the asset value of such shares at the time of such sale; and

   (ii) for a class of shares imposing a deferred sales charge, by owners of shares at the time the sales charge is imposed in an amount equal to any deferred sales charge, as described in the respective Fund's Prospectus.

Such sums as are received by the Corporation shall be received as
Agent for American Express Financial Advisors Inc. and shall be remitted to American Express Financial Advisors Inc. daily as soon as practicable after receipt.
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(2)     The asset value of any share of each class of the Funds shall be determined in the manner provided by the currently effective
Prospectus and Statement of Additional Information and the Investment Company Act of 1940, and rules thereunder.

Part Four:   MISCELLANEOUS

(1) American Express Financial Advisors Inc. shall be deemed to be an independent contractor and, except as expressly provided or authorized in this agreement, shall have no authority to act for or represent the Corporation.

(2) American Express Financial Advisors Inc. shall be free to render to others services similar to those rendered under this agreement.

(3) Neither this agreement nor any transaction had pursuant hereto shall be invalidated or in any way affected by the fact that directors, officers, agents and/or shareholders of the Corporation are or may be interested in American Express Financial Advisors Inc. as directors, officers, shareholders or otherwise; that directors, officers, shareholders or agents of American Express Financial Advisors Inc. are or may be interested in the Corporation as directors, officers, shareholders or otherwise; or that American Express Financial Advisors Inc. is or may be interested in the Corporation as shareholder or otherwise, provided, however, that neither American Express Financial Advisors Inc. nor any officer or director of American Express Financial Advisors Inc. or any officers or directors of the Corporation shall sell to or buy from the Corporation any property or security other than a security issued by the Corporation, except in accordance with a rule, regulation or order of the United States Securities and Exchange Commission.

(4) For the purposes of this agreement, a "business day" shall have the same meaning as is given to the term in the By-laws of the Corporation.

(5) Any notice under this agreement shall be given in writing, addressed and delivered, or mailed postpaid, to the parties to this agreement at each company's principal place of business in Minneapolis, Minnesota, or to such other address as either party may designate in writing mailed to the other.

(6) American Express Financial Advisors Inc. agrees that no officer, director or employee of American Express Financial Advisors Inc. will deal for or on behalf of the Corporation with himself or herself as principal or agent, or with any corporation or partnership in which he or she may have a financial interest, except that this shall not prohibit:

   (a)   Officers, directors and employees of American Express
Financial Advisors Inc. from having a financial interest in the Corporation or in American Express Financial Advisors Inc.;

   (b) The purchase of securities for the Funds, or the sale of securities owned by the Funds, through a security broker or dealer, one or more of whose partners, officers, directors or employees is
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an officer, director or employee of American Express Financial
Advisors Inc., provided such transactions are handled in the capacity of broker only and provided commissions charged do not exceed customary brokerage charges for such services; or

   (c) Transactions with the Funds by a broker-dealer affiliate of American Express Financial Advisors Inc. if allowed by rule or order of the Securities and Exchange Commission and if made pursuant to procedures adopted by the Board of Directors;

(7) American Express Financial Advisors Inc. agrees that, except as otherwise provided in this agreement, or as may be permitted consistent with the use of a broker-dealer affiliate of American Express Financial Advisors Inc. under applicable provisions of the federal securities laws, neither it nor any of its officers, directors or employees shall at any time during the period of this agreement make, accept or receive, directly or indirectly, any fees, profits or emoluments of any character in connection with the purchase or sale of securities (except securities issued by the Funds) or other assets by or for the Funds.

Part Five:   TERMINATION

(1) This agreement shall continue from year to year unless and until terminated by American Express Financial Advisors Inc. or the Corporation, except that such continuance shall be specifically approved at least annually by a vote of a majority of the Board of Directors who are not parties to this agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and by a majority of the Board of Directors or by vote of a majority of the outstanding voting securities of the Corporation. As used in this paragraph, the term "interested person" shall have the meaning as set forth in the Investment Company Act of 1940, as amended.

(2)     This agreement may be terminated by American Express
Financial Advisors Inc. or the Corporation at any time by giving the other party sixty (60) days written notice of such intention to terminate.

(3) This agreement shall terminate in the event of its assignment, the term "assignment" for this purpose having the same meaning as set forth in the Investment Company Act of 1940, as amended.

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IN WITNESS WHEREOF, The parties hereto have executed the foregoing agreement on the date and year first above written.

IDS GLOBAL SERIES, INC.
  IDS Emerging Markets Fund
  IDS Global Balanced Fund
  IDS Innovations Fund



By /s/ Leslie L. Ogg
       Leslie L. Ogg
       Vice President


AMERICAN EXPRESS FINANCIAL ADVISORS INC.



By /s/ Michael J. Hogan
       Michael J. Hogan
       Vice President